UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-127891 (1933 Act)	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, United Development Funding III, L.P. (the “Partnership”) entered into a Loan and Security Agreement with Premier Bank, a Missouri banking association d/b/a Premier Bank of Texas (“Premier Bank”) pursuant to which Premier Bank has provided the Partnership with a revolving credit facility permitting the Partnership to borrow up to an aggregate outstanding principal amount of $10 million (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by a first priority lien upon all of the Partnership’s existing and future acquired assets. The Revolving Credit Facility maturity date is December 29, 2008. In consideration of Premier Bank originating the Revolving Credit Facility, the Partnership paid Premier Bank an origination fee in the amount of $100,000.

The annual interest rate on the Revolving Credit Facility is equal to the prime rate of interest as quoted in the Wall Street Journal. The Revolving Credit Facility requires the Partnership to comply with various covenants, including maintaining at least $5 million in eligible first lien promissory notes and maintaining as of December 31, 2006, at least $7 million in aggregate partners’ equity and as of January 31, 2007, at least $10 million in aggregate partners’ equity.

If a default occurs under the Revolving Credit Facility, Premier Bank may declare the Revolving Credit Facility to be due and payable immediately. In such event, Premier Bank may exercise any rights or remedies it may have, including foreclosure of the Partnership’s assets. Any such event may materially impair the Partnership’s ability to conduct its business.

The Partnership intends to utilize the Revolving Credit Facility as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves, including usage to fund identified investments pending receipt of proceeds from the sale of Partnership units.  Proceeds from the sale of Partnership units will be used to repay the Revolving Credit Facility.  The Partnership intends to use the Revolving Credit Facility as a Partnership portfolio administration tool and not to provide long-term or permanent leverage on Partnership investments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2006, the Partnership entered into a Loan and Security Agreement with Premier Bank, pursuant to which Premier Bank has provided the Partnership with a Revolving Credit Facility permitting the Partnership to borrow up to an aggregate outstanding principal amount of $10 million. Please see the disclosures regarding the Revolving Credit Facility described in Item 1.01 above, which is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

     The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	LOAN AND SECURITY AGREEMENT

10.2	REVOLVING NOTE

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.
	By:	UMTH Land Development, L.P.
Its General Partner

Dated: January 3, 2007	By:	/s/ Jeff W. Shirley
Jeff W. Shirley
President and Chief Executive Officer of UMTH Land Development, L.P.